Exhibit 10.6

ORAMED PHARMACEUTICALS, INC.

August 30, 2024

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

RE:  Amendment to Certain Warrants

Ladies and Gentlemen:

Reference is made to (i) that certain Warrant to Purchase Common Stock No. ORMP CS-1 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-1 Warrant”), dated as of September 21, 2023 and issued by Scilex Holding Company (the “Company”) to Oramed Pharmaceuticals, Inc. (“Oramed”), (ii) that certain Warrant to Purchase Common Stock No. ORMP CS-2 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-2 Warrant”), dated as of September 21, 2023 and issued by the Company to Oramed and (iii) that certain Warrant to Purchase Common Stock No. ORMP CS-4 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-4 Warrant”), dated as of September 21, 2023 and issued by the Company to Oramed.

Pursuant to each of the CS-1 Warrant, CS-2 Warrant and CS-4 Warrant, Oramed may purchase up to 4,500,000, 2,125,000 and 2,125,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), respectively (each subject to adjustment as provided therein). Capitalized terms used and not defined herein shall have their respective meanings as set forth in the CS-1 Warrant, the CS-2 Warrant and the CS-4 Warrant, as applicable.

The Company and Oramed hereby agree that:

(a) Notwithstanding the definition of the “Exercise Eligibility Date” in the CS-1 Warrant, Oramed may exercise the CS-1 Warrant in respect of the purchase of up to 4,500,000 (subject to adjustment as provided therein) shares of Common Stock subject to such warrant at any time after the date on which the Merger Agreement has been fully executed by the parties thereto. For purposes of this letter agreement, the “Merger Agreement” means an Agreement and Plan of Merger to be entered into among Denali Capital Acquisitions Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc. The Company shall notify Oramed of the date of the Merger Agreement promptly following the execution thereof by the parties thereto, unless such execution is otherwise promptly disclosed publicly by the Company.

(b) Notwithstanding the definition of the “Exercise Eligibility Date” in the CS-2 Warrant, Oramed may exercise the CS-2 Warrant in respect of the purchase of up to 937,500 (subject to adjustment as provided therein) shares of Common Stock subject to such warrant at any time after the date on which the Merger Agreement has been fully executed by the parties thereto. For the avoidance of doubt, the remaining 1,187,500 shares (subject to adjustment as provided therein) of Common Stock subject to the CS-2 Warrant shall only be exercisable on or after the Exercise Eligibility Date as defined therein.

(c) Notwithstanding the definition of the “Vesting Date” in the CS-4 Warrant, the CS-4 Warrant shall fully vest upon the execution of the Merger Agreement. For the avoidance of doubt, the CS-4 Warrant shall only be exercisable on or after the Exercise Eligibility Date as defined therein.

(d) To the extent of any conflict between the terms of the CS-1 Warrant, the CS-2 Warrant or the CS-4 Warrant and the applicable provisions of this letter agreement in respect thereof, this letter agreement shall control.

This letter agreement shall automatically terminate if the Merger Agreement is not fully executed by 11:59 p.m. Pacific Time on the date that is four business days from the date hereof.

This letter agreement may be executed in one or two counterparts, all of which when taken together shall be considered one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.

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ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

Acknowledged and agreed by:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

(Signature page to Oramed Warrant Side Letter)